THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment (this "Third Amendment"), being made and effective as of December 15, 2009, is to the Employment Agreement dated December 30, 2005, by and between Luca C. Naccarato (the "Executive") and SGS International, Inc., a Delaware corporation (the "Company"), as amended by an Amendment dated as of January 15, 2006 and a Second Amendment dated as of August 9, 2006 (as heretofore amended, the "Agreement"). All capitalized terms which are used in this Third Amendment and are not defined herein shall have the meaning ascribed to them in the Agreement.

1. Section 2 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

Employment Term. The "Employment Term" hereunder shall commence on the date set forth above and shall continue in full force and effect until the fifth (5th) anniversary of the date hereof unless terminated earlier pursuant to the terms and conditions of this Agreement. For avoidance of doubt, such fifth anniversary shall occur on December 30, 2010. The Employment Term will renew hereunder automatically for successive one-year periods unless either party gives written notice to the other not less than ninety (90) days prior to the end of the Employment Term hereof (or any subsequent anniversary, as the case may be) that such party does not wish the Employment Term to be so extended, and under such circumstances, the Employment Term and this Agreement will terminate by its terms, and without liability to either party, on the fifth anniversary of the date hereof (or such subsequent anniversary, as the case may be).

2. All other provisions of the Agreement remain in full force and effect.

3. This Third Amendment may be executed in counterparts each of which shall be deemed an original, and all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the undersigned have executed this Third Amendment as of the date first above written.

SGS International, Inc.

By:/s/ Benjamin F. Harmon, IV

Benjamin F. Harmon, IV

Vice President, General Counsel and Secretary

Executive

/s/ Luca C. Naccarato

Luca C. Naccarato